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                           MFS INVESTMENT MANAGEMENT
                                CODE OF ETHICS

      Effective Date:                January 1, 2005

      Policy Owner:                  MFS Investment Management Compliance

      Approver:                      Linda Wondrack

      Contact Person(s):             codeofethics@mfs.com
                                     ____________________
                                     Yasmin Motivala, ext. 55080
                                     James Trudell, ext. 55186
                                     Jennifer Estey, ext 54477
                                     David Marino, ext. 54031

      Last Revision Date:            November 1, 2004

      Applicability:                 All MFS Employees

At the direction of the MFS Code of Ethics Oversight Committee, the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.

                               TABLE OF CONTENTS

  Overview and Scope......................................................  4

  Scope and Statement of General Fiduciary Principles.....................  6

  Definitions.............................................................  7

  Procedural Requirements of the Code Applicable to All MFS Employees
  (Non- Access Persons, Access Persons and Investment Personnel).......... 10

     Compliance with Applicable Federal Securities Laws................... 10

     Reporting Violations................................................. 10

     Certification of Receipt and Compliance.............................. 10

     Use of Preferred Brokers............................................. 11

     Reportable Funds Transactions and Holdings........................... 11

     Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)............... 11

     Transactions Reporting Requirements.................................. 12

     Discretionary Authorization.......................................... 12

     Excessive Trading.................................................... 12

     Use of MFS Proprietary Information................................... 13

     Futures and Related Options on Covered Securities.................... 13

     Initial Public Offerings............................................. 13

  Trading Provisions, Restrictions and Prohibitions Applicable to All
  Access Persons and Investment Personnel (collectively, "Access
  Persons" unless otherwise noted)........................................ 14

     Pre-clearance........................................................ 14

     Private Placements................................................... 15

     Initial Public Offerings............................................. 16

     Restricted Securities................................................ 16

     Short-Term Trading................................................... 16

     Service as a Director................................................ 17

     Investment Clubs..................................................... 17

  Trading Requirements Applicable to Portfolio Managers................... 18

     Portfolio Managers Trading in Reportable Funds....................... 18

     Portfolio Managers Trading Individual Securities..................... 18

 Administration and Enforcement of the Code of Ethics...............         19

    Applicability of the Code of Ethics' Provisions.................         19

    Review of Reports...............................................         19

    Violations and Sanctions........................................         19

    Appeal of Sanction(s)...........................................         19

    Amendments and Committee Procedures.............................         19

 Beneficial Ownership............................................... Appendix A

 Reporting Obligations.............................................. Appendix B

 Specific Country Requirements......................................  Exhibit A

 Access Categorization of MFS Business Units........................  Exhibit B

 Security Types and Pre-Clearance and Reporting Requirements........  Exhibit C

 Private Placement Approval Request.................................  Exhibit D

 Initial Public Offering Approval Request...........................  Exhibit E

The following related policies can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site unless otherwise noted.

NOTE: THE RELATED POLICIES AND INFORMATION ARE SUBJECT TO CHANGE FROM TIME TO TIME.

       MFS Inside Information Policy
       _____________________________

       MFS Code of Business Conduct (located on the Human Resources intranet
       ____________________________
       site)

       The Code of Ethics for Personal Trading and Conduct for Non-Management
       ______________________________________________________________________
       Directors
       _________

       The Code of Ethics for the Independent Trustees, Independent Advisory
       _____________________________________________________________________
       Trustees, and Non-Management Interested Trustees of the MFS Funds and
       _____________________________________________________________________
       Compass Funds
       _____________

       MFS Policy of Handling Complaints
       _________________________________

       MFS-SLF Ethical Wall Policy
       ___________________________

       Current list of MFS' direct and indirect subsidiaries (located on the
       _____________________________________________________
       Legal Department intranet site)

       Current list of funds for which MFS acts as adviser, sub-adviser or
       ___________________________________________________________________
       principal underwriter ("Reportable Funds")
       _________________________________________

       Current list of preferred broker dealers
       ________________________________________

                           MFS Investment Management
                                Code of Ethics
                                January 1, 2005

OVERVIEW AND SCOPE

MFS' Code of Ethics (the "Code") applies to all direct and indirect subsidiaries of Massachusetts Financial Services Company (collectively, "MFS") and is designed to comply with applicable federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer, administers this policy.

The provisions of this Code apply to all of MFS' worldwide Employees in the U.S. and certain countries where MFS conducts operations and other persons as designated by the Code of Ethics Oversight Committee (the "Committee"), as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may require slight deviations from the U.S. requirements. MFS Employees residing in these non-U.S. countries are subject to the applicable requirements set forth in Exhibit A as that
Exhibit is updated from time to time. The Code complements MFS' Code of Business Conduct. (See the Table of Contents for a link to this policy and other related policies). As an Employee of MFS, you must follow MFS' Code of Business Conduct, and any other firm-wide or department specific policies and procedures.

This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar, and to the extent possible, comply with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

The Code is structured as follows:

..   Section I identifies the general purpose of the policy.

..   Section II defines Employee classifications, Employee Related Accounts,
    Covered Securities and other defined terms used in the Code.

..   Section III details the procedural requirements of the Code which are applicable to all MFS Employees.

..   Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

..   Section V details specific trading prohibitions applicable to Portfolio
    Managers and Research Analysts (as defined in Section II).

..   Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

..   Appendix A provides additional guidance and examples of beneficial ownership.

..   Appendix B details the specific reporting obligations for Employees

I.  SCOPE AND STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

    Employees of MFS have an obligation to conduct themselves in accordance with the following principles:

        . You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' clients;

        . You have a duty to attempt to avoid actual and potential conflicts of interests between personal activities and MFS' clients activities; and

        . You must not take advantage of your position at MFS to misappropriate investment opportunities from MFS' clients.

    As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with clients or abuse of your position of trust and responsibility.

    MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

    In connection with general conduct and personal trading activities, Employees must refrain from any acts with respect to MFS' clients, which would be in conflict with MFS' clients or cause a violation of applicable securities laws, such as:

        .   Employing any device, scheme or artifice to defraud;

        . Making any untrue statement of a material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

        . Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

        .   Engaging in any manipulative practice.

    It is not possible for this policy to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of MFS.

II. DEFINITIONS

    The definitions are designed to help you understand the application of the Code to MFS employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. The specific requirements of the Code begin on page 10. Please refer back to these definitions as you read the Code.

    A. Categories of Personnel

       1. INVESTMENT PERSONNEL means and includes:

           a) Employees in the Equity and Fixed Income Departments, including portfolio managers, research analysts, support staff, etc.;

           b) Other persons designated as Investment Personnel by MFS' Chief Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee").

       2. PORTFOLIO MANAGERS are employees who are primarily responsible for the day-to-day management of a portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to portfolio securities within the industry they cover in relation to any portfolio managed collectively by a committee of Research Analysts (E.G., MFS Research Fund).

       3. RESEARCH ANALYSTS are employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio.

       4. ACCESS PERSONS are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS client;
          (ii) have access to nonpublic information regarding any MFS client's purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS client; or
          (iv) have involvement in making securities recommendations to any MFS client or have access to such recommendations that are nonpublic. All Investment Personnel (including Portfolio Manager and Research Analysts) are also Access Persons. Please see Exhibit B for the Access Person designations of MFS' business unit personnel.

       5. NON-ACCESS PERSONS are MFS Employees who are not categorized as Access Persons or Investment Personnel.

       6. MFS EMPLOYEES OR EMPLOYEE are all officers, directors (who are also MFS Employees) and Employees of MFS.

       7. NASD AFFILIATED PERSON is an Employee who is also associated with an NASD-member firm, or licensed by the NASD.

       8. COVERED PERSON means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial, Inc. providing services to MFS.

    B. ACCOUNTS are all brokerage accounts and Reportable Fund accounts.

    C. EMPLOYEE RELATED ACCOUNT of any person related to this Code includes but is not limited to:

       1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

       2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives in the Employee's household;

       3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

       4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives in the Employee's household exercises investment discretion or direct or indirect influence or control.

          See APPENDIX A for a more detailed discussion of beneficial ownership. For additional guidance in determining beneficial ownership, contact the Compliance Department.

   ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

    D. AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

    E. CCO means MFS' Chief Compliance Officer.

    F. COMMITTEE means the Code of Ethics Oversight Committee. G. CONFLICTS OFFICER means MFS' Conflicts Officer.

    H. COVERED SECURITIES are generally all securities. See Exhibit C for application of the Code to the various security types and for a list of securities which are not Covered Securities.

    I. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or foreign financial regulatory authority.

    J. PRIVATE PLACEMENT means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

    K. REPORTABLE FUND means any fund for which MFS acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Institutional Trust, MFS/Sun Life Series Trust, Compass Variable Accounts, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridien Funds). See the Table of Contents for a link to the list of Reportable Funds.

III.PROCEDURAL REQUIREMENTS OF THE CODE APPLICABLE TO ALL MFS EMPLOYEES
    (NON-ACCESS PERSONS, ACCESS PERSONS AND INVESTMENT PERSONNEL)

    A. Compliance with Applicable Federal Securities Laws.

       MFS is subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees resident outside the U.S. must also comply with local securities laws (see Exhibit A for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS' clients, whether or not covered by the provisions of this policy.

    B. Reporting Violations.

       MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy, or Code of Business Conduct, and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

    C. Certification of Receipt and Compliance.

       1. Initial Certification (New Employee) Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using Code of Ethics Online on the MFS intranet at http://coe.
                          __________

       2. Quarterly Certification of Compliance. On a quarterly basis, all Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and, (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using Code of Ethics Online on the MFS intranet at http://coe.
                                               __________

    D. Use of Preferred Brokers

       All Employees are strongly encouraged to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (See the Table of Contents for a link to the list of preferred broker-dealers.) New Employees should initiate a transfer of Employee Related Accounts to one or more of the preferred brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

       Employees are required to receive approval from the Compliance Department to maintain an Employee Related Account with broker-dealers other than those on the preferred list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if transactions are not reported as described below in Transactions Reporting Requirements, Section III. G.
       _______________________________________

    E. Reportable Funds Transactions and Holdings

       MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

       In addition, Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below. (See the Table of Contents for a link to the list of products sub-advised by MFS.)

    F. Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)

       1. Initial Report

          Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related account within 10 calendar days of their hire. This report must be made using Code of Ethics Online on the MFS intranet at http://coe. The report must
                                        __________
          contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

       2. Annual Update

          On an annual basis, all Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.

    G. Transactions Reporting Requirements

       Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using Code of Ethics Online on the MFS intranet at http://coe. For purposes of this
                                            __________
       report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

    H. Discretionary Authorization

       Generally, Employees are prohibited from exercising discretion over accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or
       (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

    I. Excessive Trading

       Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to its clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

    J. Use of MFS Proprietary Information

       Employees should not use MFS' proprietary information for personal benefit. Any pattern of personal trading suggesting use of MFS' investment recommendations for personal benefit will be investigated by the Compliance Department.

    K. Futures and Related Options on Covered Securities

       Employees are prohibited from using futures or related options on a Covered Security to evade the restrictions of this Code. Employees may not use futures or related options transactions with respect to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security.

    L. Initial Public Offerings

       Employees who are also NASD Affiliated Persons are prohibited from purchasing equity securities in an IPO.

IV. TRADING PROVISIONS, RESTRICTIONS AND PROHIBITIONS APPLICABLE TO ALL ACCESS PERSONS AND INVESTMENT PERSONNEL (COLLECTIVELY, "ACCESS PERSONS" UNLESS OTHERWISE NOTED)

    A. Pre-clearance

       Access Persons must pre-clear before effecting a personal transaction in any Covered Security, EXCEPT for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, MUST be pre-cleared.

       Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any client within a reasonable number of days. Additionally, pre-clearance requests may be evaluated to determine compliance with other provisions of the Code relevant to the trade.

       In order to pre-clear, an Access Person must go to Code of Ethics Online at http://coe and enter their request. Pre-clearance requests must be
          __________
       received by 3:00 PM (Boston time) on the business day before the Access Person intends to trade. The Compliance Department will notify the Access Person by 10:00 AM on the intended trade date whether the pre-clearance request has been approved. Pre-clearance approval is good for the same business day authorization is granted for Access Persons located in the U.S. For Access Persons located in MFS' international offices, pre-clearance approvals are good for two business days. To avoid inadvertent violations, good-till-cancelled orders are not permitted.

       Pre-clearance is NOT required for the below list of transactions. Please see Exhibit C for whether these transactions need to be reported:

       . Purchases or sales that are not voluntary EXCEPT for transactions executed as a result of a margin call or forced cover of a short position. These include, but are not limited to mandatory tenders (e.g., combination of companies as a result of a merger or acquisition), transactions executed by a broker to cover negative cash balance in an account, broker disposition of fractional shares and debt maturities. Voluntary tenders and other non-mandatory corporate actions should be pre-cleared, unless the timing of the action is outside the control of the Employee;

       . Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance (provided that dividend reinvestment plans need not be disclosed to the Compliance Department in advance);

       . Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit C); and

       . With prior approval from the Compliance Department, trades in an account where investment discretion is delegated to a third party in a manner acceptable to the Compliance Department.

       By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.

       Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation or reason if their pre-clearance request is denied.

    B. Private Placements

       Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit D). If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

       If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any client portfolio after being permitted to make a Private Placement, the following steps must be taken:

       1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

       2. An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy ANY securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

    C. Initial Public Offerings

       Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit E). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using Code of Ethics Online at http://coe.
                                               __________

    D. Restricted Securities.

       Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by MFS from time to time.

    E. Short-Term Trading

       All Access Persons are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security (INCLUDING REPORTABLE FUNDS) within 60 calendar days. Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. Note that this provision is also applicable to Reportable Funds held in the MFS Retirement Savings Plan or Defined Contribution Plan, as well as all non-retirement plan Employee Related Accounts held through MFS or other entity designated by MFS. This provision does NOT apply to:

       . Transactions in Covered Securities, other than Reportable Funds, that are exempt from the pre-clearance requirements described above (see Exhibit C);

       . Transactions executed in Employee Related Accounts that, with prior approval from the Compliance Department, are exempt from pre-clearance;

       . Transactions in MFS' money market funds and other Reportable Funds with a stable net asset value; or

       . Transactions effected through an Automatic Investment Plan.

    F. Service as a Director

       Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board. In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

       Access Persons who would like to serve on a board of directors or trustees of a non-profit organization must refer to the Code of Business Conduct for procedures to engage in the outside activity.

    G. Investment Clubs

       Generally, Access Persons are prohibited from participating in investment clubs. In limited circumstances, an Access Person may request permission to participate in an investment club from the Compliance Department.

V.  TRADING REQUIREMENTS APPLICABLE TO PORTFOLIO MANAGERS

    A. Portfolio Managers Trading in Reportable Funds

       No Portfolio Manager shall buy and sell (or sell and buy) for his or her Employee Related Accounts within 14 calendar days shares of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. For purposes of this prohibition, Research Analysts are considered to be Portfolio Managers in relation to the ENTIRE portfolio of any Reportable Fund managed collectively by a committee of Research Analysts (E.G., MFS Research Fund). This provision does not apply to transactions effected through an Automatic Investment Plan.

    B. Portfolio Managers Trading Individual Securities

       Portfolio Managers are prohibited from trading a security for their Employee Related Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio for which he or she serves as Portfolio Manager. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her client portfolio.

VI. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

    A. Applicability of the Code of Ethics' Provisions

       The Committee, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

    B. Review of Reports

       The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may be notified of the Compliance Departments review.

    C. Violations and Sanctions

       Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

    D. Appeal of Sanction(s)

       Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

    E. Amendments and Committee Procedures

       The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice. The Committee shall submit any such amendments to MFS' Internal Compliance Controls Committee. In addition, the Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.

                                                                     Appendix A

                             BENEFICIAL OWNERSHIP

MFS' Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

  . Accounts and securities held by immediate family members sharing the same household; and

  .   Securities held in trust (certain exceptions may apply).

In addition, an Employee may be considered a beneficial owner of an account or securities when the Employee can exercise direct or indirect investment control.

PRACTICAL APPLICATION

..   If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child.
    If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, on or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

..   Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

..   Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

..   UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee.

..   Transfer On Death accounts ("TOD accounts"): TOD accounts where the
    Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

                                                                     Appendix A

..   Trusts:

     . If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

     . If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

     . If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

     . If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

     . If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

     . If the Employee is a settlor of a revocable trust, the trust is beneficially owned by the Employee.

     . If the Employee's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

..   College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

..   Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is activated.

                                                                     Appendix B

                             REPORTING OBLIGATIONS

Note: Employees must submit all required reports using Code of Ethics Online on the MFS Intranet at http://coe. The electronic reports on Code of Ethics Online
                    __________
meet the contents requirements listed below in Sections A.1. and B.1.

A. INITIAL AND ANNUAL HOLDINGS REPORTS

Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

    1. CONTENT OF HOLDINGS REPORTS

    .   The title, number of shares and principal amount of each Covered
        Security;

    . The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and

    .   The date the Employee submits the report.

    2. TIMING OF HOLDINGS REPORTS

    .   Initial Report - No later than 10 days after the person becomes an
        ______________
        Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

    .   Annual Report - Annually, and the information must be current as of a
        _____________
        date no more than 45 days before the report is submitted.

    3. EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

    No holdings report is necessary:

    .   For holdings in securities that are not Covered Securities; or

    . For securities held in accounts over which the Access Person had no direct or indirect influence or control.

                                                                     Appendix B

B. QUARTERLY TRANSACTION REPORTS

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

     (i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

     (ii)any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

    1. CONTENT OF TRANSACTIONS REPORT

       A. FOR TRANSACTIONS IN COVERED SECURITIES

       . The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

       . The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

       . The price of the Covered Security at which the transaction was effected;

       . The name of the broker, dealer or bank with or through which the transaction was effected; and

       .   The date the report was submitted by the Employee.

       B. FOR NEWLY ESTABLISHED ACCOUNTS HOLDING ANY SECURITIES

       . The name of the broker, dealer or bank with whom the Employee established the account;

       .   The date the account was established; and

       .   The date the report was submitted by the Employee.

                                                                     Appendix B

    2. TIMING OF TRANSACTIONS REPORT

    No later than 30 days after the end of the calendar quarter.

    3. EXCEPTIONS FROM TRANSACTIONS REPORT REQUIREMENTS

    No Transactions Report is necessary:

    .   For transactions in securities that are not Covered Securities;

    . With respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; or

    . With respect to transactions effected pursuant to an Automatic Investment Plan.

                                                                      Exhibit A

                         SPECIFIC COUNTRY REQUIREMENTS

          (For MFS Employees Located in Offices Outside of the U.S.)

UNITED KINGDOM

The UK Financial Services Authority rules on personal account dealing are contained in Chapter 7.13 if the FSA Conduct of Business Rules Sourcebook ("COBS). Further details of the compliance requirements in relation to COBS are in the MFS International (UK Ltd ("MFS UK") Compliance Manual.

As an investment management organization, MFS UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 7.13, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MFS UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is detailed in the MFS UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MFS UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MFS UK's duties to its customers. In ensuring this is, and continues to be, the case, MFS UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific guidance, please contact Martin Pannell, MFS UK's Compliance
Officer.

JAPAN

MIMkk, MFS' subsidiary in Japan, and its employees, are under supervision of Japanese FSA and Kantoh Local Financial Bureau as the investment adviser and as the investment trust manager registered in Japan. MIMkk and its employees are regulated by the following, from the viewpoint of the Code:

  .   Securities Exchange Law, Article 166 - Prohibited Acts if Insiders;

  . Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association ("JSIAA").

For specific guidance, please contact Hirata Yasuyuki, MIMkk's Compliance
Officer.

                                 Exhibit A - 1

                                                                      Exhibit B

                  ACCESS CATEGORIZATION OF MFS BUSINESS UNITS

Business Units Designated as "Access Person"

..   Management Group

..   Risk Management

..   Fund Treasury

..   Internal Audit

..   Email Review

..   Legal

..   MIL

..   Compliance

..   MFSI

..   Investment Services

..   Information Technology

..   MFD - Dealer Relations

..   MFD - Sales Desks

..   MFD Field Force

..   MFD - Marketing

..   RFP & Proposals Center

..   ISG

..   PPS

..   Employees who are members of the Management Committee, the Operations
    Committee or the Senior Leadership Team

..   Employees who have access to Investment Research System, the equity trading system or the fixed income trading system

AS OF JANUARY 1, 2005

                                 Exhibit B - 1

                                                                      Exhibit C

          SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

 (This list is not all inclusive and may be updated from time to time. Contact the Compliance Department for additional guidance.)

                                                             TRANSACTIONS AND
                                               PRE-CLEARANCE HOLDINGS REPORTING
 SECURITY TYPE                                 REQUIRED?     REQUIRED?
 -------------                                 ------------- ------------------
 Open-end investment companies which are not         No              No
 Reportable Funds

 Reportable Funds (excluding MFS money market        No             Yes
 funds)

 Closed-end funds (including MFS closed-end         Yes             Yes
 funds)

 Equity securities                                  Yes             Yes

 Municipal bond securities                          Yes             Yes

 Corporate bond securities                          Yes             Yes

 High yield bond securities                         Yes             Yes

 U.S. Treasury Securities and other                  No              No
 obligations backed by the good faith and credit of the U.S. government

 Debt obligations that are NOT backed by the        Yes             Yes
 good faith and credit of the U.S. government
 (such as Fannie Mae bonds)

 Foreign government issued securities                No             Yes

 Money market instruments, including                 No              No
 commercial paper, bankers' acceptances,
 certificates of deposit and repurchase
 agreements, and short-term fixed income
 securities with a maturity of less than one year

 Real estate limited partnerships or                 No             Yes
 cooperatives

 Options on foreign currency traded on a             No             Yes
 national securities exchange

                                 Exhibit C - 1

                                                                      Exhibit C

Options on foreign currency traded over-the-counter or on futures       No  No
exchanges

Commodities and options and futures on commodities                      No  No

Forwards contracts other than forwards on securities                    No  No

Unit investment trusts which are exclusively invested in one or more    No  No
open-end funds, none of which are Reportable Funds

MFS stock                                                               No  No*

Shares of Sun Life Financial Holdings Co and Sun Life Financial, Inc.   No Yes

Certain exchange traded funds (Click here for list on Compliance        No Yes
intranet site)

Options on certain securities indexes (Click here for list on           No Yes
Compliance intranet site)

Options and forwards contracts on securities                           Yes Yes
--------
* MFS stock is considered to be a Covered Security under the terms of this Code, however, Employees need not report MFS stock on transactions or holdings reports because such reports would duplicate internal records maintained by MFS, according to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                 Exhibit C - 2

                                                                      Exhibit D

                      PRIVATE PLACEMENT APPROVAL REQUEST

                                 Please Print.

Employee Name: _______________________________

Employee Position: ________________________

MFS Phone Extension: ______________________________

Name of Company: _____________________________________________________________

Dollar amount of private placement: __________________________________________

Dollar amount of your intended investment: ___________________________________

Does this company have publicly traded securities?   [ ] Yes  [ ] No

How were you offered the opportunity to invest in this private placement? ____________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

______________________________________________________________________

What is the nature of your relationship with the individual or entity? _______________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________

Was the opportunity because of your position with MFS? __________________________________________________________________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS? __________________________________________________________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?

[ ] Yes  No [ ]

Would any other MFS funds/accounts want to invest in this private placement?
[ ] Yes  No [ ]

Date you require an answer: ___________________________________________________

Attachments:  [ ] business summary  [ ] prospectus  [ ] offering memorandum

Compliance Use Only Approved Denied


----------------------------------  ------------------------
Signature                           Date

----------------------------------  ------------------------
Equity Or Fixed Income Signature    Date

                                 Exhibit D - 1

                                                                      Exhibit E

                   INITIAL PUBLIC OFFERING APPROVAL REQUEST

                                 Please Print.

Employee Name:____________________ Employee Position:____________________

MFS Phone Extension:____________________

Name of Company:_______________________________________________________________

Aggregate Dollar amount of IPO:______ Dollar amount of your intended investment:______

Maximum number of shares you intend to purchase?_______________________________

Is your spouse an employee of the company?

[ ] Yes  No [ ]

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

[ ] Yes  [ ] No If no, please explain.  [ ] Not Applicable

_______________________________________________________________________________

_______________________________________________________________________________

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

[ ] Yes  [ ] No  [ ] Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

[ ] Yes  [ ] No If yes, please explain:

_______________________________________________________________________________

_______________________________________________________________________________

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

[ ] Yes  [ ] No  [ ] Not Applicable

Are such shares part of a so-called "friends and family" allocation?

[ ] Yes  [ ] No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

[ ] General Public    [ ] Other Company Insiders    [ ] Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

[ ] Yes  [ ] No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

[ ] Yes  [ ] No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

[ ] Yes  [ ] NoIf yes, please explain:

_______________________________________________________________________________

_______________________________________________________________________________

                                 Exhibit E - 1

                                                                      Exhibit E

Date you require an answer: ________________, __________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

_______________________________________________________________________________
Attachments: [ ] offering memorandum [ ] underwriters' agreement [ ] other materials describing eligibility to participate in IPO.

Compliance Use Only

[ ] Approved    [ ] Denied


----------------------------------  ------------------------
Signature                           Date

----------------------------------  ------------------------
Equity Or Fixed Income Signature    Date

                                 Exhibit E - 2